Exhibit 10.1

AMENDMENT No. 2

to

INVESTOR RIGHTS AGREEMENT

__________

This AMENDMENT No. 2 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is entered into as of November 27, 2019 with respect to the Investor Rights Agreement, dated as of May 31, 2018, by and among GTT Communications, Inc., a Delaware corporation (the “Company”), The Spruce House Partnership LP, a Delaware limited partnership (“Spruce House”), and the Acacia Investors, as amended by Amendment No. 1 to Investor Rights Agreement, dated as of May 30, 2019, by and among the Company, Spruce House and the Acacia Investors (as so amended, the “IRA”). Any capitalized terms used but not defined in this Amendment have the respective meanings set forth in the IRA.

BACKGROUND:

The IRA contemplated that, during the Standstill Period, without the prior written approval of the Company or the Company Board Spruce House will not and will cause its controlled Affiliates not to acquire beneficial ownership of any securities (including in derivative form) of the Company or make any tender, exchange or other offer for such an acquisition, subject to certain exceptions.

The Company previously adopted the Section 382 Rights Agreement (the “Rights Agreement”), dated as of August 7, 2019, pursuant to which Spruce House will cease to be a Grandfathered Person (as defined in the Rights Agreement) if Spruce House acquires any Common Stock of the Company in violation of Section 3.1.1 of the IRA prior to the expiration or termination of such restrictions.

The Company and Spruce House have agreed to amend Section 3.1.1 of the IRA in order to increase the amount of Common Stock of the Company which Spruce House may acquire during the Standstill Period.

AMENDMENT:

Based on the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the IRA, and intending to be legally bound hereby, the Company and Spruce House are entering into this Amendment pursuant to Section 4.4 of the IRA.

1                     Amendment of Standstill.

1.1	Section 2.2.1 of the IRA is hereby amended by deleting “Beginning on the first Business Day that is one year following the Closing Date” and inserting “Beginning on the date a request for registration pursuant to this Section 2.2.1 is delivered to the Company by Spruce House” in lieu thereof.

1.2	Section 3.1.1 of the IRA is hereby amended by deleting “25%” and inserting “30%” in lieu thereof.

2                     Effective Time. The amendment contemplated by this Amendment shall be effective upon execution of this Amendment by the Company and each of the Investors.

3                     Entire Agreement. This Amendment and the IRA constitute the entire agreement of the Company and the Investors, and supersede all other prior and contemporaneous agreements and understandings, both written and oral, by or among the Company and the Investors with respect to the subject matter hereof. For the avoidance of doubt, and without limiting the foregoing, each of the provisions of Section 4 of the IRA, other than Sections 4.7 and 4.9, shall apply to this Amendment.

4                     No Other Changes. Except as specifically amended by the terms of this Amendment, all of the terms and conditions of the IRA remain in full force and effect.

5                     Counterparts. This Amendment may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Amendment shall become effective and be deemed to have been executed and delivered by each of the Company and the Investors at such time as counterparts hereto shall have been executed and delivered by the Company and all of the Investors, regardless of whether all of them have executed the same counterpart. Counterparts may be delivered via electronic transmission (including pdf) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6                     Representations Regarding Rights Agreement. The Company hereby represents and warrants to Spruce House that (a) the restrictions set forth in Section 3.1.1 of the IRA have not expired or terminated and (b) Spruce House will not cease to be a Grandfathered Person (as defined in the Rights Agreement) and will not become an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement, in each case as a result of Spruce House’s or its controlled Affiliates’ acquisition after the date of this Amendment of equity securities of the Company representing up to 30% of the Company’s total voting power.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Investors have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

SPRUCE HOUSE:

THE SPRUCE HOUSE PARTNERSHIP LP

By:	Spruce House Capital LLC, its general partner

By:
Name:
Title:

[Signature page to Amendment No. 2 to Investor Rights Agreement]